The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA










May 16, 2006
SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American
Depositary Receipts each
representing two (2) Ordinary
Share of PTT Exploration and
Production PCL
             (Form F6 File No. 3383698)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the par value change to THBH 1 in PTT Exploration and Production PCL of two (2) ordinary share represented by one American Depositary Share
(the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised Par Value change to Exploration and Production PCL

The Prospectus has been revised to reflect the new par value from THBH 5 TO THBH 1

EFFECTIVE MAY 18, 2006, THE
COMPANYS PAR VALUE CHANGED
FROM
	THBH 5 TO THBH 1

Please contact me with any questions or
comments at 212 8152042

Dennis Chung
Assistant Tresurer
The Bank of New York ADR Division



Encl.CC: Paul Dudek, Esq. (Office of
International Corporate Finance)